Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-267617 on Form F-3 and Registration Statement No. 333-276587 on Form S-8 of our report dated May 17, 2024, relating to the consolidated financial statements of Jiuzi Holdings, Inc., and its subsidiaries, appearing in this Annual Report on Form 20-F for the year ended October 31, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Singapore

May 17, 2024